Exhibit 99.1

Magna Entertainment Corp.

337 Magna Drive
Aurora, Ontario,
Canada L4G 7K1
Tel (905) 726-2462
Fax (905) 726-2585

MAGNA ENTERTAINMENT CORP.

ANNOUNCES CONTROLLING SHAREHOLDER IS NOT PROCEEDING
WITH PREVIOUSLY ANNOUNCED REORGANIZATION PROPOSAL

Aurora, ON, February 18, 2009 - Magna Entertainment Corp. (“MEC” or “the Company”) (NASDAQ: MECA; TSX: MEC.A) was today informed by MI Developments Inc. (“MID”), MEC’s controlling shareholder, that MID will not be proceeding with its reorganization proposal. MEC is in discussions with MID concerning alternatives to the reorganization proposal. MEC cautions shareholders and others considering trading in securities of MEC that there can be no assurance that any alternative transaction will be completed.

In accordance with the terms of certain of MEC’s loan agreements, the maturity date of the first tranche of the new loan that a subsidiary of MID (“MID Lender”) made available to MEC on December 1, 2008 in connection with the reorganization proposal (the “New Loan”), the maturity date of the bridge loan from MID Lender and the deadline for repayment of US$100 million under the Gulfstream project financing facility from MID Lender will each be accelerated, respectively, to March 20, 2009. The maturity date of the second tranche of the New Loan has already been accelerated to May 13, 2009. As of February 18, 2009, there is approximately US$48.5 million outstanding under the first tranche of the New Loan, approximately US$0.7 million outstanding under the second tranche of the New Loan and approximately US$126.2 million outstanding under the bridge loan. In accordance with its terms, the maturity date of MEC’s US$40 million credit facility with a Canadian chartered bank will also accelerate to March 5, 2009. If MEC is unable to repay its obligations when due or satisfy required covenants in its loan agreements, substantially all of its other current and long-term debt will also become due on demand as a result of cross-default provisions within loan agreements, unless MEC is able to obtain waivers, modifications or extensions. In the event MEC is unsuccessful in its efforts to raise additional funds, through an alternative transaction with MID, assets sales, by taking on additional debt or by some other means, MEC will not be able to meet such obligations.

ABOUT MEC

MEC, North America’s largest owner and operator of horse racetracks, based on revenue, develops, owns and operates horse racetracks and related pari-mutuel wagering operations, including off-track betting facilities. MEC also develops, owns and operates casinos in conjunction with its racetracks where permitted by law. MEC owns and operates AmTote International, Inc., a provider of totalisator services to the pari-mutuel industry, XpressBet(R), a national Internet and telephone account wagering system, as well as MagnaBet(TM) internationally. Pursuant to joint ventures, MEC has a fifty percent interest in HorseRacing TV(R), a 24-hour horse racing television network, and TrackNet Media Group LLC, a content management company formed for distribution of the full breadth of MEC’s horse racing content.

This press release contains “forward-looking statements” within the meaning of applicable securities legislation, including Section 27A of the United States Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”) and forward-looking information as defined in the Securities Act (Ontario) (collectively referred to as forward-looking statements). These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and the Securities Act (Ontario) and include, among others, statements regarding MEC’s liquidity, discussions with MID and other matters that are not historical facts.

Forward-looking statements should not be read as guarantees of future performance or results, and will not necessarily be accurate indications of whether or the times at or by which such performance or results will be achieved. Undue reliance should not be placed on such statements. Forward-looking statements are based on information available at the time and/or management’s good faith assumptions and analyses made in light of the Company’s perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate in the circumstances and are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond the Company’s control, that could cause actual events or results to differ materially from such forward-looking statements. Important factors that could cause actual results to differ materially from the Company’s forward-looking statements include, but may not be limited to, the risk that the Company and MID fail to successfully agree upon any alternative transaction to the reorganization proposal previously announced on November 26, 2008, the inability of the Company to obtain additional financing and funds from one or more possible sources, which may include MID, in order to fund its operations, implement its strategic plan and capitalize on future growth opportunities, and material adverse changes in: general economic conditions; the popularity of racing and other gaming activities as recreational activities; the regulatory environment affecting the horse racing and gaming industries; the Company’s ability to obtain or maintain government and other regulatory approvals necessary or desirable to proceed with proposed real estate developments; increased regulation affecting certain of the Company’s non-racetrack operations, such as broadcasting ventures; and the Company’s ability to develop, execute or finance the Company’s strategies and plans within expected timelines or budgets. In drawing conclusions set out in our forward-looking statements above, we have assumed, among other things, that we will continue with our efforts to implement our September 2007 adopted plan to eliminate the Company’s debt, although not on the originally contemplated time schedule, negotiate and close, on acceptable terms, one or more core asset sale transactions, comply with the terms of and/or obtain waivers or other concessions from our lenders and refinance or repay on maturity our existing financing arrangements (including a senior secured revolving credit facility with a Canadian chartered bank, the new loan that a subsidiary of MID (“MID Lender”) made available to MEC on December 1, 2008 and the bridge loan from MID Lender, possibly obtain additional financing on acceptable terms to fund our ongoing operations and there will not be any material further deterioration in general economic conditions or any further significant decline in the popularity of horse racing and other gaming activities beyond that which has already occurred in the current economic downturn; nor any material adverse changes in weather and other environmental conditions at our facilities, the regulatory environment or our ability to develop, execute or finance our strategies and plans as anticipated.

Forward-looking statements speak only as of the date the statements were made. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking statements. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect thereto or with respect to other forward-looking statements.

SOURCE: Magna Entertainment Corp.

Blake Tohana, Executive Vice-President and Chief Financial Officer, Magna Entertainment Corp., 337 Magna Drive, Aurora, ON L4G 7K1, Tel: 905-726-7493, www.magnaent.com